SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 24, 1997



                      Safety Components International, Inc.
             (Exact name of registrant as specified in its charter)




                Delaware                                   0-23938
    (State or other jurisdiction of               (Commission File Number)
             incorporation)

                                   33-0596831
                      (IRS Employer Identification Number)


     3190 Pullman Street, Costa Mesa, CA                  92626
   (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code:  (714) 662-7756

                                 Not Applicable
         (Former name or former address, if changed since last report.)




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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

              (a) On July 24, 1997, Safety Components International, Inc., a Delaware corporation (the "Company"), through its wholly-owned subsidiary, acquired all of the assets of the Air Restraints and Technical Products Division (the "Division") of JPS Automotive L.P. ("JPS Automotive") for $56.3 million in cash (including 18 looms which were delivered prior to closing) plus the assumption of certain liabilities, subject to post-closing adjustments (the "JPS Acquisition"). In addition, the Company made a payment to JPS Automotive at the closing to enable it to pay off existing indebtedness of the Division of approximately $650,000 at the closing. The Division is a leading, low-cost supplier of airbag fabric in North America and is also a leading manufacturer of value-added synthetic fabrics used in a variety of niche industrial and commercial applications. The Company financed the JPS Acquisition out of a portion of the proceeds of a private placement (the "Offering") of $90,000,000 of its Senior Subordinated Notes.

              (b) JPS Automotive is a leading, low cost supplier of airbag fabric in North America and is also a leading manufacturer of value-added synthetic fabrics used in a variety of niche industrial and commercial applications. The Company currently intends that the Division will continue in the same businesses.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

         (a) The financial statements required to be filed by Item 7(a) of this Form 8-K will be filed by the Company within 60 days after the date that this Form 8-K is filed with the Securities and Exchange Commission.

         (b) The pro forma financial information required to be filed by Item 7(b) of this Form 8-K will be filed by the Company within 60 days after the date that this Form 8-K is filed with the Securities and Exchange Commission.

         (c)  Exhibits.

              10.1 Asset Purchase Agreement, dated as of June 30, 1997, by and between JPS Automotive L.P. and Safety Components International, Inc.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SAFETY COMPONENTS INTERNATIONAL, INC.



                                  By:   /s/ JEFFREY J. KAPLAN
                                        --------------------------
                                  Name:     Jeffrey J. Kaplan
                                  Title:    Executive Vice President and
                                              Chief Financial Officer


Date: August 7, 1997